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EXHIBIT 10.5

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 21, 2000 (this "AGREEMENT"), among PRECIS SMART CARD SYSTEMS, INC., an Oklahoma corporation ("PARENT"), PRECIS-FORESIGHT ACQUISITION, INC., an Oklahoma corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), FORESIGHT, INC., an Oklahoma corporation (the "COMPANY"), and the sole shareholders of the Company, namely Paul A. Kruger and Mark R. Kidd (the "COMPANY SHAREHOLDERS").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to cause the Company to merge with and into Merger Sub upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company and the Company Shareholders and the Parent as the sole shareholder of Merger Sub have each approved (as evidenced by their execution of this Agreement) the merger (the "MERGER") of the Company with and into Merger Sub in accordance with the applicable provisions of the Oklahoma General Corporation Act (the "OGCA"), and upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder;

                  WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a purchase acquisition of the Company by Parent under the purchase method of accounting for financial reporting purposes; and

                  WHEREAS, pursuant to the Merger, each outstanding share (each, a "COMMON SHARE") of the Company's Common Stock, par value $1.00 per share (the "COMPANY COMMON STOCK"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

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                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 THE MERGER. (a) EFFECTIVE TIME. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the OGCA, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

                  (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI at the offices of Dunn Swan & Cunningham, 2800 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the "CLOSING"), unless another date, time or place is agreed to in writing by the parties hereto.

                  SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the OGCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Oklahoma, in such form as required by, and executed in accordance with the relevant provisions of, the OGCA (the time of such filing being the "EFFECTIVE TIME").

                  SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the OGCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS. (a) CERTIFICATE OF INCORPORATION. The Certificate of Merger shall provide for amendment of the Certificate of Incorporation of the Surviving Corporation to change the name of the Surviving Corporation to "Foresight, Inc." In all other respects, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the OGCA and such Certificate of Incorporation.

                  (b) BYLAWS. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the OGCA, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                  SECTION 1.5 DIRECTORS AND OFFICERS. The directors of the Company immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Furthermore, from and after the

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Effective Time and until completion of the issuance and delivery of the
Contingent Shares to which the Company Shareholders are entitled to receive pursuant to Section 1.6(a), Paul A. Kruger, John Simonelli and Mark R. Kidd (the "COMPANY DESIGNEES") shall serve as directors of Parent and the Board of Directors of Parent shall be comprised of no more than seven members, unless at least two of the Company Designees otherwise agree. In the event of the resignation or death of any of the Company Designees, a person designated by Paul A. Kruger (or his successors in interest if he shall be deceased) shall be named as a director of Parent to fill the vacancy created by such resignation or death. In addition, subsequent to the Effective Time, Parent or the Surviving Corporation and each of Paul A. Kruger and Mark R. Kidd shall enter into an employment agreement providing for employee compensation and benefits similar to the employee compensation and benefits being received by each of Messrs. Kruger and Kidd from the Company immediately prior to the Effective Time.

                  SECTION 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) CONVERSION OF SECURITIES. (i) The outstanding Common Shares shall be exchanged, in the aggregate, for the following number of shares of Parent Common Stock to be delivered as follows:

                           (A)   At Closing , Parent shall issue and deliver
                  (i) to Paul A. Kruger 166,667 shares of Parent's Series A Convertible Preferred Stock ( the "PARENT PREFERRED STOCK") and (ii) to the Company Shareholders 500,000 shares of Parent Common Stock, of which 90 percent of the shares of Parent Common Stock shall be issued and delivered to Paul A. Kruger and 10 percent of the shares of Parent Common Stock shall be issued and delivered to Mark R. Kidd; provided, however, that in the event the net income before income tax expense of the Company for the year ended December 31, 1999 as reflected in the audited statement of income of the Company ("COMPANY 1999 NET INCOME BEFORE INCOME TAXES"), is less than $450,000, the 500,000 shares of Parent Common Stock delivered at Closing to the Company Shareholders shall be reduced by one share for each $1.00 increment that Company 1999 Net Income Before Income Taxes is less than $500,000. For purposes of the following subparagraphs (B), (C), and (D), the term "Company 1999 Base Income" shall mean the lesser of (i) the number of shares of Parent Common Stock issued at the Closing multiplied by $1.00 or (ii) $500,000.

                           (B)   Parent shall issue and deliver to the
                  Company Shareholders one share of Parent Common Stock for each $1.00 that Consolidated Adjusted Income Before Taxes of Parent for the year ended December 31, 2000, assuming the Merger occurred on January 1, 2000, plus the loss of Parent during the period commencing January 1, 2000, and ending on the Effective Date, exceeds Company 1999 Base Income.

                           (C)   Parent shall issue and deliver to the
                  Company Shareholders one share of Parent Common Stock for each $1.00 that Consolidated Adjusted Income Before Taxes of Parent for the year ended December 31, 2001, exceeds the greater of
                  (i) Company 1999 Base Income or (ii) Consolidated Adjusted Income Before Taxes of Parent for the year ended December 31, 2000, assuming the Merger occurred on January 1, 2000, plus the loss of Parent during the period commencing January 1, 2000, and ending on the Effective Date.

                           (D)   Parent shall issue and deliver to the
                  Company Shareholders one share of Parent Common Stock for each $1.00 that Consolidated Adjusted Income Before Taxes of Parent for

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                  the year ended December 31, 2002, exceeds greater of (i)
                  Company 1999 Base Income or (ii) Consolidated Adjusted Income Before Taxes of Parent for the year ended December 31, 2000, assuming the Merger occurred on January 1, 2000, plus the loss of Parent during the period commencing January 1, 2000, and ending on the Effective Date, or (iii) Consolidated Adjusted Income Before Taxes of Parent for the years ended December 31, 2001.

For purposes of this Agreement, "CONSOLIDATED ADJUSTED INCOME BEFORE TAXES" shall mean the net income before income tax expense for the applicable fiscal year (determined in accordance with generally accepted accounting principles for financial reporting purposes under the rules and regulations of the U.S. Securities and Exchange Commission), plus the amount of amortization during the fiscal year attributable to the acquisition of the Company by Parent pursuant to this Agreement. Furthermore, any shares of Parent Common Stock to be issued and delivered to the Company Shareholders pursuant to Section 1.6(a), other than those shares of Parent Common Stock issued and delivered at Closing, are referred to herein as the "CONTINGENT SHARES."

         As soon as reasonably practical following the determination of Consolidated Adjusted Income Before Income Taxes of Parent for each of the years ended December 31, 2000, 2001 and 2002, any issuances and deliveries of the Parent Common Stock pursuant to this Section 1.6(a) and not made at Closing, shall be made as soon as reasonably practicable following the applicable determination. Provided, however, the Contingent Shares shall be issued and delivered to the Company Shareholders in accordance with the separate agreement to be executed and delivered simultaneously with this Agreement between Parent and the Company Shareholders. All shares of Parent Common Stock and Parent Preferred Stock shall be issued and distributed to the Company Shareholders pursuant to Section 1.6(a) shall be fully paid and non-assessable shares, subject to adjustment pursuant to Section 1.6(e).

         The number of shares of Parent Common Stock and Parent Preferred Stock into which each outstanding Common Share is converted pursuant to this Section 1.6(a) is referred to herein as the "EXCHANGE RATIO."

                  (b) CANCELLATION. Each Common Share held in the treasury of the Company and each Common Share owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) ASSUMPTION OF OUTSTANDING STOCK OPTIONS AND WARRANTS. Omitted.

                  (d)      CAPITAL STOCK OF MERGER SUB. Omitted.

                  (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), with respect to Parent Common Stock having a record date after the date hereof and prior to the Effective Time.

                  SECTION 1.7 EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. Parent shall instruct UMB Bank, N.A., its transfer agent and registrar of Parent Common Stock (the "EXCHANGE AGENT"), to reserve and set aside for the benefit of the Company Shareholders for exchange in accordance with this
Section 1.7, through the Exchange Agent, certificates evidencing the shares of Parent Common Stock and Parent Preferred

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Stock, as applicable into which the outstanding Common Shares and Preferred
Shares, as applicable, have been converted pursuant to Section 1.6(a) in exchange for outstanding Common Shares and Preferred Shares.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of the certificates evidencing and representing the Common Stock and Preferred Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock or the Parent Preferred Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the Company Shareholders shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock or the Parent Preferred Stock, as applicable which the Company Shareholders has the right to receive in accordance with the Exchange Ratio in respect of the Common Shares or Preferred Shares, as applicable, formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and (C), if applicable, Contingent Shares, in each case without any interest thereon (the shares of Parent Common Stock, Parent Preferred Stock and Contingent Shares being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock or Parent Preferred Stock, as applicable, payable to shareholders of record as of a date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent Preferred Stock they are entitled to receive pursuant to the provisions hereof until the holder of such Certificate shall surrender such Certificate pursuant to
Section 1.7(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock or Parent Preferred Stock, as applicable, issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions payable to shareholders of record as of a date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock or Parent Preferred Stock, as applicable.

                  (d) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock or Parent Preferred Stock, as applicable, is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock or Parent Preferred Stock, as applicable, in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (e) NO LIABILITY. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of

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Company Common Stock, such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  SECTION 1.8.  DISSENTING SHARES.  Omitted.

                  SECTION 1.9 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

                  SECTION 1.10 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. The Merger Consideration delivered upon the surrender for exchange of Common Shares or Preferred Shares, as applicable, in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares or Preferred Shares, as applicable, and there shall be no further registration of transfers on the records of the Surviving Corporation of such Common Shares or Preferred Shares, as applicable, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  SECTION 1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock or Parent Preferred Stock as may be required pursuant to Section 1.7; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  SECTION 1.12 TAXES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  SECTION 1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                  SECTION 1.14 MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including

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intangible assets), condition (financial or otherwise), liabilities or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole.

                  SECTION 1.15 INVESTMENT INTENT. The Company Shareholders represents to Parent and its officers and directors that the Parent Common Stock and Parent Preferred Stock, as applicable, that may be issued to such Company Shareholders pursuant to Section 1.6, at the time of issuance, will be acquired by such Company Shareholders for investment purposes only without the intent to resell such Parent Common Stock and Parent Preferred Stock, as applicable, and will not be transferred except pursuant to registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the applicable state securities laws unless pursuant to exemption from registration under such acts. Each of the Company Shareholders hereby acknowledges that the Parent Common Stock or Parent Preferred Stock, as applicable, that may be issued to such Company Shareholder pursuant to
Section 1.6 will be issued pursuant to exemption from registration under the Securities Act and the applicable state securities laws and the certificates evidencing the such Parent Common Stock or Parent Preferred Stock, as applicable, will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and the applicable state securities laws.

                  SECTION 1.16 COMPANY SHAREHOLDERS APPROVAL. Each of the Company Shareholders hereby covenants and agrees that he has read and has been fully advised by legal counsel as to the meaning and effect of this Agreement and the transactions to be effected by this Agreement, and that he hereby approves this Agreement and the transactions contemplated in this Agreement. By execution of this Agreement, (i) each of the Company Shareholders hereby votes all of the issued and outstanding shares of the Company Common Stock in favor of approval of this Agreement and the transactions contemplated in this Agreement and (ii) each of the Company Shareholders hereby consents to all corporate action required to consummate the transactions contemplated in this Agreement without the necessity for a meeting of the shareholders of the Company, to the extent and in the event shareholder approval shall be required for approval of this Agreement and the transactions contemplated in and to be effect by this Agreement.

                  SECTION 1.17 STOCK OPTION AMENDMENTS. Parent shall obtain and deliver to the Company amendments or statements of clarification to each agreement governing the Stock Options which state that for purposes of determining the gross revenues of Parent and accordingly the vesting and exercisability of the Stock Options shall be limited to the revenues of either (i) Parent without consolidation with the revenues of the Company or anyone of its subsidiaries or divisions or (ii) any subsidiaries or divisions of Parent through which the smart card operations of Parent as currently constituted and conducted are subsequently constituted and conducted as a result of any corporate restructuring of Parent and its subsidiaries.

                               ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company and the Company Shareholders hereby represent and warrant to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"):

                  SECTION 2.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. The Company is in good standing and duly qualified or licensed as a foreign corporation to do business in those juris dictions listed in Section 2.1 of the Company Disclosure Schedule, such jurisdictions being the only jurisdictions in which the location of

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the property and assets owned, operated or leased by the Company or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to the Parent complete and correct copies of the Company's Certificate of Incorporation and Bylaws, as amended to and as in effect on the date hereof.

                  SECTION 2.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, par value $1.00 per share. As of the date hereof, 500 shares of Company Common Stock are issued and outstanding.

                  (b) All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and non-assessable, and there are no preemptive or similar rights in respect of the Company Common Stock. All outstanding shares of Company Common Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

                  SECTION 2.3 SUBSIDIARIES. There are no entities of which the Company owns 10% or more of the outstanding voting securities or other equity interests, directly or indirectly through one or more intermediaries, by the Company.

                  SECTION 2.4 NO COMMITMENTS TO ISSUE CAPITAL STOCK. There are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instru ments pursuant to which the Company is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. There are no agreements or understandings in effect among any of the stockholders of the Company or with any other Person and by which the Company is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of the Company.

                  SECTION 2.5 AUTHORIZATION; EXECUTION AND DELIVERY. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, including unanimous approval of this Agreement by the Company Shareholders as evidenced by their execution of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 2.6 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit the Company to consummate the Merger or perform its obligations under this Agreement or (b) to prevent the termination of, or materially and adversely affect, any governmental right, privilege, authority, franchise, license, permit or certificate of the Company or any of its Subsidiaries (collectively "GOVERNMENTAL LICENSES") to enable the Company and its Subsidiaries to own, operate and lease their properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on their business as presently provided and conducted, or to prevent any material loss or disadvantage to the Company's business, by reason of the Merger, except for (i) filing and recording of the Certificate of Merger as required by the OGCA and an Agreement of Merger as required by the OGCA, and
(ii) as set forth in Section 2.6 of the Company Disclosure Schedule.

                  SECTION 2.7 NO CONFLICT. Subject to compliance with the Governmental Licenses described in Section 2.6 of the Company Disclosure Schedule and obtaining the other consents and waivers that are set

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forth and described in Section 2.7 of the Company Disclosure Schedule (the
"PRIVATE CONSENTS"), neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the Certificate of Incorporation (or similar organizational document) or bylaws of the Company; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any Encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which the Company or any of its Subsidiaries or any of their respective properties or assets is a party or is subject; (iii) give rise to a declaration or imposition of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries; or (iv) impair the Company's business or adversely affect any Governmental License necessary to enable the Company to carry on its business as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 2.8 SEC FILINGS. The Company does not have a class or securities registered under the Securities Act of 1934, as amended, and does not have any obligation to file forms, reports or other documents with the United States Securities and Exchange Commission under such Act.

                  SECTION 2.9 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES; RECEIVABLES. (a) The Company has heretofore delivered to Parent complete and correct copies of the following financial statements (the "COMPANY FINANCIAL STATEMENTS"), all of which have been prepared from the books and records of the Company in accordance with generally accepted accounting principles ("GAAP") consis tently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of the Company as at their respec tive dates and the results of the Company's operations and cash flows for the periods covered thereby:

                              (i)   unaudited balance sheet (the "COMPANY
                  BALANCE SHEET") of the Company as of December 31, 1999 (the "COMPANY BALANCE SHEET DATE") and statement of income for the year then ended.

Such statement of income does not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

                  (b) Except as and to the extent reflected or reserved against on the Company Balance Sheet, the Company did not have, as of the Company Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Company Balance Sheet Date, the Company had not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debt and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect. Since the Company Balance Sheet Date, there has been no material adverse change in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of the Company, taken as a whole, and no event has occurred which is reasonably likely to cause any such material adverse change.

                  (c) All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the Company Balance Sheet, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen only from BONA FIDE trans actions in the ordinary course of business and shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with prior practice and GAAP) and are not and will not be subject to defense, counterclaim or offset.

                  SECTION 2.10 CERTAIN OTHER FINANCIAL REPRESENTATIONS. Since the Company Balance Sheet Date, the Company's accounts payable have been accrued and paid in a manner consistent with the Company's prior practice.

                  SECTION 2.11 ABSENCE OF CHANGES. Except as disclosed in the Company Financial Statements or as set forth in Section 2.11 of the Company Disclosure Schedule, since December 31, 1999, the Company has conducted its business only in the ordinary course and the Company has not:

                  (a) amended or otherwise modified its Certificate of Incorporation or Bylaws (or similar organizational document);

                  (b) issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or modified in any respect of any previously granted option or warrant or made other agreements (other than this Agreement) of the type referred to in Section 2.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its parent's capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

                  (c) recorded or accrued any item of revenue, except as a result of the provision of services in the ordinary course of business and consistent with prior practice;

                  (d) incurred any indebtedness for borrowed money, entered into any lease that should be capitalized in accordance with GAAP or subjected to any Encumbrance or other restriction any of its properties, business or assets except Encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

                  (e) discharged or satisfied any Encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company's consolidated balance sheet as of December 31, 1999 and current liabilities incurred since that date in the ordinary course of business and consistent with prior practice;

                  (f) sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the ordinary course of business;

                  (g) canceled or compromised any debt or claim or waived or released any right of substantial value;

                  (h) terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

                  (i) made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of the Company or any of its Subsidiaries except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of December 31, 1999;

                  (j) made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan (as defined in Section 2.14(a));

                  (k) lost the employment services of a senior manager or other employee of equal or higher ranking;

                  (l) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                  (m) instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to the Company or its properties or assets;

                  (n) entered into any transaction, contract or commitment other than in the ordinary course of business;

                  (o) changed any accounting practices, policies or procedures utilized in the preparation of the Company Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

                  (p) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (o) of this Section 2.11.

                  SECTION 2.12 TAX MATTERS. (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, AD VALOREM, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including returns required in connection with any Employee Benefit Plan (as defined in Section 2.14(a)).

                  (b) The Company represents that, other than as disclosed in Section 2.12(b) of the Company Disclosure Schedule, the Company has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Company Balance Sheet). The Company has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company that could have a Material Adverse Effect, (i) there are no tax liens on any assets of the Company; (ii) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to the Company; (iv) there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company; and (v) the Company has not requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the Company Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

                  (c) The Company represents that, other than as disclosed in Section 2.12(c) of the Company Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse
Effect: (i) the Company has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than the Company; (ii) the Company is not liable for Taxes of any Person other than the Company, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (iii) the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes; (iv) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (v) the Company is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and (vi) the Company has not made an election or is required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

                  SECTION 2.13 RELATIONS WITH EMPLOYEES. (a) Except as set forth in Section 2.13(a) of the Company Disclosure Schedule:

                      (i) The Company has satisfactory relationships with their employees.

                      (ii) The Company is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and the Company is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

                      (iii)    No collective bargaining
agreement with respect to the business of the Company is currently in effect or being negotiated. The Company does not have any obligation to negotiate any such collective bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of the Company.

                           (iv)     There are no strikes, slowdowns or work
stoppages pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened with respect to the employees of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best of the knowledge of the Company and each of the Company Shareholders, been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of the knowledge of the Company and each of the Company Shareholders, no question concerning representation has been raised or threatened respecting the employees of the Company.

                           (v)      To the best of the knowledge of the Company
and each of the Company Shareholders, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company is not a contractor or subcontractor with obligations under any federal, state or local government contract.

                  (c) Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, the Company has nor or could not have any material liability, whether absolute or contingent, including any obligations under any of the Employee Benefit Plans described in Section 2.14, with respect to any misclassification of a person as an independent contractor rather than as an employee.

                  (d) Section 2.13(d) of the Company Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by the Company (including independent consultants), complete and correct copies of which have been delivered to Parent.

                  SECTION 2.14 BENEFIT PLANS. (a) Section 2.14(a) of the Company Disclosure Schedule sets forth each employee benefit plan, policy, program, practice, agreement, understanding, arrangement or commitment (whether written or underwritten) providing compensation, benefits or perquisites of any kind, including executive compensation, deferred compensation, stock ownership, stock purchase, stock option, restricted stock, performance share, bonus and other incentive plans, pension, profit sharing, sav ings, thrift or retirement plans, employee stock ownership plans, life, health, dental and disability plans, vacation, severance pay, sick leave or dependent care plans, any cafeteria or tuition reimbursement plans and any "employee benefit plans" within the meaning of Section g(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not subject to ERISA), all employment, severance, golden parachute or similar agreements (individually, an "EMPLOYEE BENEFIT PLAN" and collec tively, the "EMPLOYEE BENEFIT PLANS"), currently or within the past six years maintained by, contributed by or with respect to which an obligation to contribute exists on the part of the Company or any of its trades or businesses, whether or not incorporated, which, together with the Company, is treated as a single employer under Section 414 of the Code (collectively, "ERISA AFFILIATES"), or with respect to which the Company or any ERISA Affiliate may have any liability or obligation (direct, indirect, contingent or otherwise) to any employee, former employee, director or former director (or any of their dependents or beneficiaries) of the Company or any of its Subsidiaries or to any governmental entity. There have been delivered to Parent complete and correct copies of all written Employee Benefit Plans and any related trust agreements, insurance and other contracts and other funding arrangements, written descriptions of all unwritten Employee Benefit Plans, the current summary plan descriptions and current summaries of material modifications relating to each Employee Benefit Plan, the two most recent Forms 5500 required to have been filed with any appropriate government agency with respect to each Employee Benefit Plan, the most recent favorable determination letter issued for each Employee Benefit Plan and related trust that is intended to satisfy the qualification requirements of sections 401(a) and 501(a) of the Code (and the latest IRS form 5300 or 5307, whichever is applicable, filed with the IRS for each such Employee Benefit Plan), and all collective bargaining agreements pursuant to which an Employee Benefit Plan is maintained or contributions to an Employee Benefit Plan are or have been made.

                  (b) No Employee Benefit Plan is, a "DEFINED BENEFIT PLAN" within the meaning of section 3(35) of ERISA to which ERISA applies applicable to or a plan to which the funding requirements of Section 412 of the Code or 302 of ERISA and neither the Company nor any ERISA Affiliate has or could have any liability with respect to any such plan. Neither the Company nor any ERISA Affiliate has ever contributed to, or withdrawn in a complete or partial withdrawal from, any multi-employer plan (within the meaning of Subtitle E of Title IV of ERISA) or incurred contingent liability under Section 4204 of ERISA. No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) to individuals other than current employees of the Company (or spouses and dependents of such employees), except to the extent necessary to comply with "APPLICABLE BENEFITS LAW" (including, without limitation, section 4980B of the Code), and there has been no communication to any person that could reasonably be expected to promise or guarantee any employee, former employee (or any spouse, dependent or domestic partner of any employee or former employee) any retiree medical, life or other retiree benefits. "Applicable Benefits Law" refers to the legal requirements (whether imposed by common law, statue or regulation or otherwise) applicable to employee benefit plans sponsors thereof or their affiliates, services providers thereto or fiduciaries thereof or their affiliates or parties related thereto or their affiliates by the United States or any political subdivision thereof (including any requirements enforced by the IRS with respect to employee benefit plans intended to confer tax benefits on the Company or any of its employees).

                  (c) Each Employee Benefit Plan (and each related trust, insurance contract and fund) is in compliance in all material respects in form and in operation with all applicable requirements of Applicable Benefits Law (including ERISA and the Code), and is being administered in all material respects in accordance with all relevant plan documents to the extent consistent with Applicable Benefits Law. There has been no prohibited transaction with respect to any Employee Benefit Plan which would result in the imposition of any material unpaid excise tax. No Employee Benefit Plan is under investigation or audit by the Department of Labor or Internal Revenue Service other than as part of a routine tax audit of the Company. There are no legal actions or suits pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened against or with respect to any Employee Benefit Plan or the assets of any such Employee Benefit Plan or against any fiduciary of any such Employee Benefit Plan and the Company has no knowledge of any facts that could give rise to any such actions. There has been full compliance in all material respects with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and the requirement of Part 7 of Subtitle B of Title I of ERISA and
Section 9801, ET. seq. of the Code applicable to any Employee Benefit Plan. No event has occurred or reasonably is expected to occur as a result of which the Company or any ERISA Affiliate, directly or indirectly, could be subject to any material Liability (including under any indemnity or hold harmless agreement) under ERISA or the Code or any other Applicable Benefits Law, including, without limitation, Section 4971, 4975 or 4976 of the Code or Sections 406, 409, 502(i) and 502(l) of the Code.

                  (d) Except as provided in Section 2.14(d) of the Company Disclosure Statement, no provision of any Employee Benefit Plan becomes effective in the event of a change in control of the employer maintaining such Employee Benefit Plan. The Company has not agreed to or has not announced any plan or commitment (whether or not legally binding) to create any new employee benefit plan or, with respect to any existing Employee Benefit Plan, to increase the benefits or change in employee coverage in an amount that could increase the expense of maintaining such Employee Benefit Plan or to terminate any Employee Benefit Plan. No provision of any Employee Benefit Plan prohibits the employer maintaining it from amending or terminating such Employee Benefit Plan at any time and to the fullest extent that law permits. Except as provided in Section 2.14(d) of the Company Disclosure Schedule, the consummation of the Merger or any other transaction contemplated by this Agreement, either alone or in combination of any other event, will not (i) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable under any Employ ee Benefit Plan in respect of any employee or former employee of the Company, (ii) entitle any such current or former employee to any benefits or payment, or (iii) result in any "Parachute Payment" under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. No employee or former employee of the Company will be entitled to any severance benefits under the terms of any Employee Benefit Plan solely by reason of the consummation of the Merger or any other transaction contemplated by this Agreement.

                  (e) No leased employee (within the meaning of section 414(n) or (o) of the Code) performs any services for the Company.

                  (f) An Employee Benefit Plan does not own or is not entitled to receive any of the capital stock of the Company.

                  (g) Except as set forth in Section 2.14(g) of the Company Disclosure Schedule, there are no material liabilities, whether absolute or contingent, of the Company relating to workers compensation benefits that are not fully insured against by a BONA FIDE third-party insurance carrier. Except as set forth in Section 2.14(g) of the Company Disclosure Schedule, with respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material liability of the Company under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  SECTION 2.15 TITLE TO PROPERTIES. Except as set forth in
Section 2.15 of the Company Disclosure Schedule, the Company has good and indefeasible title to all of its properties and assets, free and clear of all Encumbrances, except liens for taxes not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for Encumbrances which secure indebtedness reflected in the Company Balance Sheet.

                  SECTION 2.16 COMPLIANCE WITH LAWS; LEGAL PROCEEDINGS. (a) The Company is not in violation of, or in default with respect to, any applicable law, statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened, and there are no claims (including unasserted claims of which the Company is aware) against or relating to the Company or any of its properties, assets or busi nesses. There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened against the Company, or any of its directors or officers, as such, that relates to this Agreement, the Merger or any of the transactions contemplated hereby. None of the items listed in Section 2.16(b) of the Company Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. The Company has not been a defendant (either originally, by counter-claim or impleading) in any legal proceedings which have either been filed in the past two (2) fiscal years or are currently pending (all as set forth in Section 2.16(b) of the Company Disclosure Schedule). Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, none of the legal proceedings set forth in Section 2.16(b) of the Company Disclosure Schedule has had or, to the best of the knowledge of the Company and each of the Company Shareholders, will have a Material Adverse Effect.

                  SECTION 2.17 BROKERS. No broker, finder or investment advisor acted, directly or indi rectly, as such for the Company or any shareholder of the Company in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrange ment or understanding taken or made by or on behalf of the Company or any shareholder of the Company.

                  SECTION 2.18 INTELLECTUAL PROPERTY. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 2.18(b) of the Company Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect: (i) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any patents, trademarks, service marks or copyrights owned by others ("COMPANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"); (ii) No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), any trade secret material to the Company, or Company Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Company Third Party

Intellectual Property Rights by or through the Company, are currently pending or, to the best of the knowledge of the Company and each of the Company Shareholders, have been threatened by any Person; or (iii) The Company does not know of any valid grounds for any BONA FIDE claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (4) challenging the license or legally enforceable right to use of Company Third Party Intellectual Rights by the Company.

                  (c) To the best of the knowledge of the Company and each of the Company Shareholders, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

                  SECTION 2.19 INSURANCE. Except as set forth in Section 2.19 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company are with reputable insurers, provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

                  SECTION 2.20 CONTRACTS; ETC. (a) Set forth on Section 2.20 of the Company Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which the Company is a party or by which Company or its properties or assets are bound:

                  (i) each service or other similar type of agreement under which services are provided by any other Person to the Company which is material to the business of the Company taken as a whole;

                  (ii) each agreement that restricts the operation of the business of the Company or the ability of the Company to solicit customers or employees;

                  (iii) each operating lease (as lessor, lessee, sublessor or sublessee) that is material to the Company taken as a whole of any real or tangible personal property or assets;

                  (iv) each agreement under which services are provided by the Company to any material customer;

                  (v) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (vi)   each partnership, joint venture or similar agreement;

                  (vii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

                  (viii) each agreement to make unpaid capital expenditures in excess of $25,000;

                  (ix) each agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a "poison pill."

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this
Section 2.20(a) has been previously delivered to Parent.

                  (b) Each agreement, lease or other type of document required to be disclosed pursuant to Sections 2.13, 2.14 or 2.20(a) to which the Company is a party or by which the Company or its properties or assets are bound (collectively, the "COMPANY CONTRACTS"), except those Company Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts, and, to the best of the knowledge of the Company and each of the Company Shareholders, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. No existing or completed agreement to which the Company is a party is subject to renegotiation with any governmental body.

                  SECTION 2.21 PERMITS, AUTHORIZATIONS, ETC. Section 2.21 of the Company Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable the Company to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the "COMPANY PERMITS") or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated hereby). The Company has all necessary Company Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such Company Permits which could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 2.22 ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                  (i) "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental agency or entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon
         (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substance, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Company or any activities or operations thereof; (b) the transportation, storage, treatment or disposal of Hazardous Substances in connection with any property owned, operated or leased by the Company or its operations or facilities; or (c) the violation, or alleged violation, of any Environmental Law or Environmental Permit of or from any governmental agency or entity relating to environmental matters connected with any property owned, leased or operated by the Company.

                  (ii) "ENVIRONMENTAL LAW(S)" means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., The Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., the Clean Water Act, 33 U.S.C. Section Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

                  (iii) "ENVIRONMENTAL PERMITS" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

                  (iv) "HAZARDOUS SUBSTANCE(S)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.

                  (v) "RELEASE" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

                  (b) The Company has obtained all Environmental Permits required for its businesses and facilities except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. The Company (i) is in compliance with all terms and conditions of their Environmental Permits and of any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect; (ii) has not received notice of any violation by or claim against the Company under any Environmental Law; and (iii) is not aware of any facts or circumstances related to their businesses and facilities likely to give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

                  (c) There have been no Releases, or threatened Releases of any Hazardous Substances into, on or under any of the properties owned or operated (or formerly owned or operated) by the Company in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

                  (d) The Company has not been identified as a potentially responsible party at any federal or state National Priority List ("SUPERFUND") site, and the Company has not transported, disposed of, or arranged for the disposal of any Hazardous Substances.

                  SECTION 2.23 COMPANY ACQUISITIONS. Section 2.23 of the Company Disclosure Schedule hereto contains a complete and correct list of all agreements ("COMPANY ACQUISITION AGREEMENTS") executed by the Company pursuant to which the Company has acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. A complete and correct copy of each of the Company Acquisition Agreements has been delivered to Parent. The Company does not have any further obligation or liability under any of the Company Acquisition Agreements or as a result of the transactions provided for therein, except as described in reasonable detail in Section 2.23 of the Company Disclosure Schedule.

                  SECTION 2.24 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records prepared and kept by the Company have been kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of the Company are located at the Company's offices in Norman, Oklahoma.

                  SECTION 2.25 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 2.25 of the Company Disclosure Schedule, since January 1, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the United States Securities and Exchange Commission.

                  SECTION 2.26 OPINION OF FINANCIAL ADVISOR. The Company has not been advised by a financial advisor regarding, as of the date hereof, the fairness of the Exchange Ratio from a financial point of view of the Company Shareholders.

                  SECTION 2.27 PROXY OR INFORMATION STATEMENT. The information supplied by the Company with respect to the Company and its officers, directors, stockholders and other Affiliates (collectively, the "COMPANY INFORMATION") for inclusion in the Proxy or Information Statement (as defined in Section 5.1) to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger (the "PARENT SHAREHOLDERS MEETING") will not, on the date the Proxy Information Statement (or any amendment thereof or supplement thereto) is first mailed to Parent's shareholders or at the time of the Parent Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its officers, directors, shareholders or other Affiliates should be discovered by the Company which should be set forth in an amendment to the Proxy or Information Statement, the Company shall promptly inform Parent. The Proxy or Information Statement shall comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy or Information Statement.

                  SECTION 2.28 BANK ACCOUNTS AND POWERS OF ATTORNEY. Section
2.28 of the Company Disclosure Schedule sets forth the name of each bank in which the Company have an account, lock box or safe deposit box, the number of each such account, lock box or safe deposit box and the names of the Persons authorized to draw thereon or have access thereto. Except as set forth on Section 2.28 of the Company Disclosure Schedule, no Person holds any power of attorney from the Company.

                  SECTION 2.29 CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent, or employee thereof, or to the knowledge of the Company and each of the Company Shareholders, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any legal requirement, or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  SECTION 2.30 CUSTOMERS; CUSTOMER RELATIONSHIPS. Section
2.30 of the Company Disclosure Schedule sets forth a complete list of the 10 largest clients and customers of the Company in each of the years ended December 31, 1999 and 1998, including the amounts they paid to the Company in such years. To the knowledge of the Company and each of the Company Shareholders, there are no facts or circumstances that are likely to result in the loss of any such client or customer of the Company or a material change in the relationship of the Company with any such client or customer.

                                ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUB

                  Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"):

                  SECTION 3.1 CORPORATE ORGANIZATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Each of Parent and Merger Sub is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by Parent or Merger Sub or the nature of the business conducted by Parent or Merger Sub makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, as amended to and as in effect on the date hereof.

                  SECTION 3.2 CAPITALIZATION. (a) The authorized capital stock of Parent consists of 8,000,000 shares of Parent Common Stock, par value $0.01 per share and 2,000,000 shares of Parent Preferred Stock, par value $1.00 per share. As of the date hereof, 2,350,000 shares of Parent Common Stock and no shares of Parent Preferred Stock are issued and outstanding.

                  (b) All outstanding shares of Parent Common Stock are validly issued and outstanding, fully paid and non-assessable and there are no preemptive or similar rights in respect of Parent Common Stock. All outstanding shares of Parent Common Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

                  (c) Section 3.2 of the Parent Disclosure Schedule sets forth a complete and correct list of (i) all stock options, including stock options granted under any Parent stock option plan, (ii) all warrants to purchase Parent Common Stock indicating as to each holder thereof, and (iii) and other rights to receive Parent Common Stock indicating as to each holder thereof, the number of shares of Parent Common Stock subject thereto and the exercisability, exercise price and termination date therefor, if applicable.

                  SECTION 3.3 SUBSIDIARIES. (a) Merger Sub is the only subsidiary of Parent.

                  (b) Except as set forth in Section 3.3(b) of the Parent Disclosure Schedule, Parent or Merger Sub has good and valid title to all such shares free and clear of all Encumbrances. All of the out standing shares of capital stock of Merger Sub are validly issued, fully paid and non-assessable, and there are no preemptive or similar rights in respect of any shares of capital stock of Merger Sub.

                  SECTION 3.4 NO COMMITMENTS TO ISSUE CAPITAL STOCK. Except for the Stock Options and the Warrants and as set forth in Section 3.4 of the Parent Disclosure Schedule, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which the Company or any of its Subsidiaries is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. Except as set forth in Section
3.4 of the Parent Disclosure Schedule, there are no agreements or understandings in effect among any of the stockholders of the Company or any such Subsidiary or with any other Person and by which the Company or any such Subsidiary is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of the Company or any of its Subsidiaries.

                  SECTION 3.5 AUTHORIZATION; EXECUTION AND DELIVERY. Parent and Merger Sub each has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. The shares of Parent Common Stock and Parent Preferred Stock to be issued as part of the Merger Consideration have been duly reserved and authorized for issuance upon consummation of the Merger and when issued pursuant to and in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock and Parent Preferred Stock.

                  SECTION 3.6 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit Parent or Merger Sub to consummate the Merger or perform its obligations under this Agreement or
(b) to prevent the termination of, or materially and adversely affect, any Governmental License of Parent or any of its Subsidiaries to enable Parent and its Subsidiaries to own, operate and lease their properties and assets as and where such properties and assets are owned, leased or operated and to provide its services or carry on its business, or to prevent any material loss or disadvantage to Parent's business, by reason of the Merger, except for (i) filing and recording of the Certificate of Merger as required by the OGCA and (ii) as set forth in Section 3.6 of the Parent Disclosure Schedule.

                  SECTION 3.7 NO CONFLICT. Subject to compliance with any Governmental Licenses described in Section 3.7 of the Parent Disclosure Schedule and obtaining the Private Consents, neither the execution, delivery and performance of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the Certificate of Incorporation (or similar organizational document) or Bylaws of Parent or Merger Sub; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration or performance, under (whether or not after the giving of notice or lapse of time or both) any Encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which Parent or Merger Sub or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any Encumbrance upon any of the properties or assets of Parent or Merger Sub; or (iv) impair Parent's business or adversely affect any Governmental License necessary to enable Parent and Merger Sub to carry on their business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.8 SEC FILINGS. The Parent Common Stock is the only class or securities of Parent registered under the Exchange Act. Parent has filed all forms, reports or other documents required to be filed with the SEC (the "PARENT SEC REPORTS") since its initial public offering of the Parent Common Stock on February 8, 2000. The Parent SEC Reports (i) were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent has filed with the SEC as exhibits to the Parent SEC Reports all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments. Merger Sub is not required to file any forms, reports or other documents with the SEC under the Exchange Act.

                  SECTION 3.9 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. (a) Parent has heretofore delivered to the Company complete and correct copies of the following financial statements (collectively, the "PARENT FINANCIAL STATEMENTS"), all of which have been prepared from the books and records of Parent in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Parent as at their respective dates and the results of the Parent's operations and cash flows for the periods covered thereby:

                                    (i)      unaudited balance sheet (the
                  "PARENT BALANCE SHEET") of Parent as of December 31, 1999 (the "PARENT BALANCE SHEET DATE") and statement of income for the year then ended.

Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

                  (b) Except as and to the extent reflected or reserved against on the Parent Balance Sheet, and except for liabilities which will not have a Material Adverse Effect, Parent did not have, as of the Parent Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Parent Balance Sheet Date, Parent has not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debt and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect or incurred in connection with this Agreement and the transactions contemplated herein. Other than the transactions contemplated by this Agreement, since the Parent Balance Sheet Date, there has been no material adverse change in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of Parent, taken as a whole, and no event has occurred which is reasonably likely to cause any such material adverse change.

                  SECTION 3.10 CERTAIN OTHER FINANCIAL REPRESENTATIONS. Since the Parent Balance Sheet Date, the Parent's accounts payable have been accrued and paid in a manner consistent with the Parent's prior practice.

                  SECTION 3.11 ABSENCE OF CHANGES. Except as disclosed in the Parent Financial Statements or as set forth in Section 3.11 of the Parent Disclosure Schedule, since December 31, 1999, Parent has conducted its business only in the ordinary course and Parent has not:

                  (a) amended or otherwise modified its Certificate of Incorporation or Bylaws (or similar organizational document);

                  (b) issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or modified in any respect of any previously granted option or warrant or made other agreements (other than this Agreement) of the type referred to in Section 3.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its parent's capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

                  (c) recorded or accrued any item of revenue, except as a result of the provision of services in the ordinary course of business and consistent with prior practice;

                  (d) incurred any indebtedness for borrowed money, entered into any lease that should be capitalized in accordance with GAAP or subjected to any Encumbrance or other restriction any of its properties, business or assets except Encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

                  (e) discharged or satisfied any Encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on Parent's consolidated balance sheet as of December 31, 1999 and current liabilities incurred since that date in the ordinary course of business and consistent with prior practice;

                  (f) sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the ordinary course of business;

                  (g) canceled or compromised any debt or claim or waived or released any right of substantial value;

                  (h) terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

                  (i) made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of the Company or any of its Subsidiaries except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.11(a) of the Parent Disclosure Schedule that were in effect as of December 31, 1999;

                  (j) made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan (as defined in Section 2.14(a));

                  (k) lost the employment services of a senior manager or other employee of equal or higher ranking;

                  (l) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                  (m) instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to Parent or its properties or assets;

                  (n) entered into any transaction, contract or commitment other than in the ordinary course of business;

                  (o) changed any accounting practices, policies or procedures utilized in the preparation of Parent Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

                  (p) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (o) of this Section 3.11.

                  SECTION 3.12 TAX MATTERS. (a) Parent represents that, other than as disclosed in Section 3.12(a) of the Parent Disclosure Schedule, Parent has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Parent Balance Sheet).
Parent has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent that could have a Material Adverse Effect, (i) there are no tax liens on any assets of Parent;
(ii) Parent has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Parent; (iv) there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Parent; and (v) Parent has not requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the Parent Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

                  (b)    Parent represents that, other than as disclosed in
Section 3.12(b) of Parent Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse Effect: (i) Parent has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than Parent;
(ii) Parent is not liable for Taxes of any Person other than Parent, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Parent with respect to Taxes; (iii) Parent is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes; (iv) Parent is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (v) Parent is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and
(vi) Parent has not made an election or is required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of
Section 168 of the Code (or any corresponding provision of state, local or foreign law).

                  SECTION 3.13 RELATIONS WITH EMPLOYEES. (a) Except as set forth in Section 3.13 of the Parent Disclosure Schedule:

                      (i) Parent has satisfactory relationships with their employees in all material respects.

                      (ii) Parent is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and Parent is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

                      (iii) No collective bargaining agreement with respect to the business of Parent is currently in effect or being negotiated. Parent does not have any obligation to negotiate any such collec-tive bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of Parent.

                      (iv) There are no strikes, slowdowns or work stoppages pending or, to the best of Parent's knowledge, threatened with respect to the employees of Parent, nor has any such strike, slowdown or work stoppage occurred or, to the best of Parent's knowledge, been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of Parent's knowledge, no question concerning representation has been raised or threatened respecting the employees of Parent.

                      (v) To the best of Parent's knowledge, no charges with respect to or relating to the business of Parent are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Section 3.13(b) of Parent Disclosure Schedule, Parent is not a contractor or subcontractor with obligations under any federal, state or local government contract.

                  (c) Except as set forth in Section 3.13(c) of Parent Disclosure Schedule, Parent has nor or could not have any material liability, whether absolute or contingent, including any obligations under any of the Employee Benefit Plans described in Section 3.13 of the Parent Disclosure Schedule, with respect to any misclassification of a person as an independent contractor rather than as an employee.

                  (d) Section 3.13(d) of Parent Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by Parent (including independent consultants), complete and correct copies of which have been delivered to the Company.

                  SECTION 3.14 BENEFIT PLANS. (a) Section 3.14(a) of Parent Disclosure Schedule sets forth each Employee Benefit Plan, currently or within the past three years maintained by, contributed by or with respect to which an obligation to contribute exists on the part of Parent or any of its ERISA Affiliates, or with respect to which Parent or any ERISA Affiliate may have any liability or obligation (direct, indirect, contingent or otherwise) to any employee, former employee, director or former director (or any of their dependents or beneficiaries) of Parent or to any governmental entity. There have been delivered to the Company complete and correct copies of all written Employee Benefit Plans and any related trust agreements, insurance and other contracts and other funding arrangements, written descriptions of all unwritten Employee Benefit Plans, the current summary plan descriptions and current summaries of material modifications relating to each Employee Benefit Plan, the two most recent Forms 5500 required to have been filed with any appropriate government agency with respect to each Employee Benefit Plan, the most recent favorable determination letter issued for each Employee Benefit Plan and related trust that is intended to satisfy the qualification requirements of sections 401(a) and 501(a) of the Code (and the latest IRS form 5300 or 5307, whichever is applicable, filed with the IRS for each such Employee Benefit Plan), and all collective bargaining agreements pursuant to which an Employee Benefit Plan is maintained or contributions to an Employee Benefit Plan are or have been made.

                  (b) No Employee Benefit Plan is, a "defined benefit plan" within the meaning of section 3(35) of ERISA to which ERISA applies applicable to or a plan to which the funding requirements of Section 412 of the Code or 302 of ERISA and neither Parent nor any ERISA Affiliate has or could have any liability with respect to any such plan. Neither Parent nor any ERISA Affiliate has ever contributed to, or withdrawn in a complete or partial withdrawal from, any multi-employer plan (within the meaning of Subtitle E of Title IV of ERISA) or incurred contingent liability under Section 4204 of ERISA. No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) to individuals other than current employees of Parent (or spouses and dependents of such employees), except to the extent necessary to comply with Applicable Benefits Law (including, without limitation, section 4980B of the Code), and there has been no communication to any person that could reasonably be expected to promise or guarantee any employee, former employee (or any spouse, dependent or domestic partner of any employee or former employee) any retiree medical, life or other retiree benefits.

                  (c) Each Employee Benefit Plan (and each related trust, insurance contract and fund) is in compliance in all material respects in form and in operation with all applicable requirements of Applicable Benefits Law (including ERISA and the Code), and is being administered in all material respects in accordance with all relevant plan documents to the extent consistent with Applicable Benefits Law. There has been no prohibited transaction with respect to any Employee Benefit Plan which would result in the imposition of any material unpaid excise tax. No Employee Benefit Plan is under investigation or audit by the Department of Labor or Internal Revenue Service other than as part of a routine tax audit of Parent. There are no legal actions or suits pending or, to the best of Parent's knowledge, threatened against or with respect to any Employee Benefit Plan or the assets of any such Employee Benefit Plan or against any fiduciary of any such Employee Benefit Plan and Parent has no knowledge of any facts that could give rise to any such actions. There has been full compliance in all material respects with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and the requirement of Part 7 of Subtitle B of Title I of ERISA and Section 9801, ET. SEQ. of the Code applicable to any Employee Benefit Plan. No event has occurred or reasonably is expected to occur as a result of which Parent or any ERISA Affiliate, directly or indirectly, could be subject to any material Liability (including under any indemnity or hold harmless agreement) under ERISA or the Code or any other Applicable Benefits Law, including, without limitation, Section 4971, 4975 or 4976 of the Code or Sections 406, 409, 502(i) and 502(l) of the Code.

                  (d) Except as provided in Section 3.14(d) of Parent Disclosure Statement, no provision of any Employee Benefit Plan becomes effective in the event of a change in control of the employer maintaining such Employee Benefit Plan. Parent has not agreed to or has not announced any plan or commitment (whether or not legally binding) to create any new employee benefit plan or, with respect to any existing Employee Benefit Plan, to increase the benefits or change in employee coverage in an amount that could increase the expense of maintaining such Employee Benefit Plan or to terminate any Employee Benefit Plan. No provision of any Employee Benefit Plan prohibits the employer maintaining it from amending or terminating such Employee Benefit Plan at any time and to the fullest extent that law permits. Except as provided in Section 3.14(d) of Parent Disclosure Schedule, the consummation of the Merger or any other transaction contemplated by this Agreement, either alone or in combination of any other event, will not (i) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable under any Employee Benefit Plan in respect of any employee or former employee of the Company, (ii) entitle any such current or former employee to any benefits or payment, or
(iii) result in any "PARACHUTE PAYMENT" under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. No employee or former employee of the Company will be entitled to any severance benefits under the terms of any Employee Benefit Plan solely by reason of the consummation of the Merger or any other transaction contemplated by this Agreement.

                  (e) No leased employee (within the meaning of section 414(n) or (o) of the Code) performs any services for Parent.

                  (f) An Employee Benefit Plan does not own or is not entitled to receive any of the capital stock of Parent.

                  (g) Except as set forth in Section 3.14(g) of Parent Disclosure Schedule, there are no material liabilities, whether absolute or contingent, of Parent relating to workers compensation benefits that are not fully insured against by a BONA FIDE third-party insurance carrier. Except as set forth in Section 3.14(g) of Parent Disclosure Schedule, with respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material liability of Parent or any of its Subsidiaries under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date. Furthermore, at no time since the organization of Parent has any entity (other than Parent) been an "ERISA affiliate" of Parent.

                  SECTION 3.15 TITLE TO PROPERTIES. Except as set forth in
Section 3.15 of Parent Disclosure Schedule, Parent has good and indefeasible title to all of its properties and assets, free and clear of all Encumbrances, except liens for taxes not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for Encumbrances which secure indebtedness reflected in Parent Balance Sheet.

                  SECTION 3.16 COMPLIANCE WITH LAWS; LEGAL PROCEEDINGS. (a) Parent is not in violation of, or in default with respect to, any applicable statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Section 3.13(b) of the Parent Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of Parent's knowledge, threatened, and there are no claims (including unasserted claims of which Parent is aware) against Parent or Merger Sub or any of their respective properties, assets or businesses that could reasonably be expected to have a Material Adverse Effect or against Parent or any of its directors or officers, as such, that relate to this Agreement, the Merger or the other transactions contemplated hereby. None of the items listed in Section 3.16(b) of Parent Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. Parent has not been a defendant (either originally, by counter-claim or impleading) in any legal proceedings which have either been filed in the past two (2) fiscal years or are currently pending (all as set forth in Section 3.16(b) of Parent Disclosure Schedule). Except as set forth in Section 3.16(b) of Parent Disclosure Schedule, none of the legal proceedings set forth in Section 3.16(b) of Parent Disclosure Schedule has had or, to the best of Parent's knowledge, will have a Material Adverse Effect.

                  SECTION 3.17 BROKERS. No broker, finder or investment advisor acted directly or indi rectly as such for Parent, Merger Sub or any shareholder of Parent in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrange ment or understanding taken or made by or on behalf of Parent, Merger Sub or any shareholder of Parent.

                  SECTION 3.18 INTELLECTUAL PROPERTY. (a) Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.18(b) of Parent Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect: (i) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parents is a party and pursuant to which Parent is authorized to use any patents, trademarks, service marks or copyrights owned by others ("PARENT THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"); (ii) No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Parent or Merger Sub (the "PARENT INTELLECTUAL PROPERTY RIGHTS"), any trade secret material to Parent, or Parent Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Parent Third Party Intellectual Property Rights by or through Parent, are currently pending or, to the best of Parent's knowledge, have been threatened by any Person; or (iii) Parent does not know of any valid grounds for any BONA FIDE claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by Parent infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by Parent of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of Parent Intellectual Property Rights or other trade secret material to Parent; or (4) challenging the license or legally enforceable right to use of Parent Third Party Intellectual Rights by Parent.

                  (c) To the best of Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent.

                  SECTION 3.19 INSURANCE. Except as set forth in Section 3.19 of the Parent Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by Parent are with reputable insurers, provide adequate coverage for all normal risks incident to Parent's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

                  SECTION 3.20 CONTRACTS; ETC. (a) Set forth on Section 3.20 of Parent Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which Parent is a party or by which Parent or its properties or assets are bound:

                  (i) each service or other similar type of agreement under which services are provided by any other Person to Parent which is material to the business of Parent taken as a whole;

                  (ii) each agreement that restricts the operation of the business of Parent or the ability of Parent to solicit customers or employees;

                  (iii) each operating lease (as lessor, lessee, sublessor or sublessee) that is material to Parent taken as a whole of any real or tangible personal property or assets;

                  (iv) each agreement under which services are provided by Parent to any material customer;

                  (v) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Parent), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (vi)   each partnership, joint venture or similar agreement;

                  (vii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of Parent's capital stock;

                  (viii) each agreement to make unpaid capital expenditures in excess of $25,000;

                  (ix) each agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a "poison pill."

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this
Section 3.20(a) has been previously delivered to the Company.

                  (b) Each agreement, lease or other type of document required to be disclosed pursuant to Sections 3.13, 3.14 or 3.20(a) to which Parent is a party or by which Parent or its properties or assets are bound (collectively, the "Parent Contracts"), except those Parent Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by Parent in accordance with its terms. Parent is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Parent Contracts, and, to the best of Parent's knowledge, no other party to any of the Parent Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Parent Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. No existing or completed agreement to which Parent is a party is subject to renegotiation with any governmental body.

                  SECTION 3.21 PERMITS, AUTHORIZATIONS, ETC. Section 3.21 of Parent Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable Parent to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the "PARENT PERMITS") or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated hereby). Parent has all necessary Parent Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such Parent Permits which could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.22 ENVIRONMENTAL MATTERS. (a) Parent has obtained all Environmental Permits that are required for the lawful operation of its business except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Parent (i) is in compliance with all terms and conditions of their Environmental Permits and are in compliance with and not in default under any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect, and (ii) has not received written notice of any material violation by or material claim against Parent under any Environmental Law.

                  (b) There have been no Releases or threatened Releases of any Hazardous Substances (i) into, on or under any of the properties owned or operated (or formerly owned or operated) by Parent or any such Subsidiary in such a way as to create any liability (including the costs of investigation or remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

                  (c) Parent has not been identified as a potentially responsible party at any federal or stated National Priority List
("superfund") site.

                  SECTION 3.23 PARENT ACQUISITIONS. Section 3.23 of Parent Disclosure Schedule hereto contains a complete and correct list of all agreements ("PARENT ACQUISITION AGREEMENTS") executed by Parent pursuant to which Parent has acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. A complete and correct copy of each of the Parent Acquisition Agreements has been delivered to the Company. Parent does not have any further obligation or liability under any of the Parent Acquisition Agreements or as a result of the transactions provided for therein, except as described in reasonable detail in Section 3.23 of Parent Disclosure Schedule.

                  SECTION 3.24 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records prepared and kept by Parent and Merger Sub have been kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of Parent and Merger Sub are located at Parent's offices in Oklahoma City and Norman, Oklahoma.

                  SECTION 3.25 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 3.25 of Parent Disclosure Schedule, since January 1, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

                  SECTION 3.26 OPINION OF FINANCIAL ADVISOR. Parent has not been advised by a financial advisor regarding, as of the date hereof, the fairness of the Exchange Ratio from a financial point of view to Parent shareholders.

                  SECTION 3.27 PROXY OR INFORMATION STATEMENT. The information supplied by Parent with respect to Parent and its officers, directors, shareholders and other Affiliates (collectively, the "PARENT INFORMATION") for inclusion in the Proxy Statement (as defined in Section 5.1) to be sent to the stockholders of Parent in connection with the Parent Shareholders Meeting will not, on the date the Proxy Information Statement (or any amendment thereof or supplement thereto) is first mailed to Parent's shareholders or at the time of the Parent Shareholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its officers, directors, shareholders or other Affiliates should be discovered by Parent which should be set forth in an amendment to the Proxy or Information Statement, Parent shall promptly inform the Company. The Proxy or Information Statement shall comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy or Information Statement.

                  SECTION 3.28 BANK ACCOUNTS AND POWERS OF ATTORNEY. Section
3.28 of Parent Disclosure Schedule sets forth the name of each bank in which Parent have an account, lock box or safe deposit box, the number of each such account, lock box or safe deposit box and the names of the Persons authorized to draw thereon or have access thereto. Except as set forth on Section 3.28 of Parent Disclosure Schedule, no Person holds any power of attorney from Parent.

                  SECTION 3.29 CERTAIN PAYMENTS. Parent, Merger Sub nor any director, officer, agent, or employee thereof, or to the knowledge of Parent, any other Person associated with or acting for or on behalf of Parent, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Parent or any affiliate of Parent, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Parent.

                  SECTION 3.30 CUSTOMERS; CUSTOMER RELATIONSHIPS. Section 3.30 of Parent Disclosure Schedule sets forth a complete list of the 10 largest clients and customers of Parent in each of the years ended December 31, 1999 and 1998, including the amounts they paid to Parent in such year. To the knowledge of Parent, there are no facts or circumstances that are likely to result in the loss of any such client or customer of Parent or a material change in the relationship of Parent with any such client or customer.

                  SECTION 3.31 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES.
(a) Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

                  (b) As of the date hereof and the Effective Time, expect for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and expect for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business only in, and shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company , to keep available the services of the present officers, employees, agents and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change the Company's Certificate of Incorporation or Bylaws;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Affiliates, except for the issuance of shares of Company Common Stock issuable upon the exercise of the Stock Options and Warrants and other commitments listed in Section 2.4 of the Company Disclosure Schedule;

                  (c) sell, transfer, lease to others or otherwise dispose of or subject to any Encumbrance any material assets or properties of the Company or purchase, lease from others or otherwise acquire any material assets or properties (except for (i) purchases or sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) purchases or sales of immaterial assets not in excess of $20,000);

                  (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
         (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person to purchase, repurchase, redeem or otherwise acquire, any of its securities, including shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock;

                  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.1 of the Company Disclosure Schedule for the Company taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

                  (f) make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of the Company except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of December 31, 1999 or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

                  (g) take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

                  (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the Company Financial Statements;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Financial Statements or incurred after December 31, 1999 in the ordinary course of business and consistent with past practice;

                  (j) enter into any transaction, contract or commitment other than in the ordinary course of business; or

                  (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants herein.

                  SECTION 4.2 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.2 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of Merger Sub to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or Merger Sub in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

                  (a) amend or otherwise change Parent's Certificate of Incorporation or Bylaws;

                  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Parent, Merger Sub or any of their Affiliates, except for the issuance of shares of Parent Common Stock issuable upon the exercise of the Stock Options and Warrants and other commitments listed in Section 3.2 of the Parent Disclosure Schedule;

                  (c) sell, transfer, lease to others or otherwise dispose of or subject to any Encumbrance any material assets or properties of Parent or purchase, lease from others or otherwise acquire any material assets or properties (except for (i) purchases or sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) purchases or sales of immaterial assets not in excess of $20,000);

                  (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
         (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of Merger Sub, including shares of Parent Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Parent Common Stock;

                  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under Parent's existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.2 of the Parent Disclosure Schedule for Parent taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.2(e);

                  (f) make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of Parent except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.12(a) of Parent Disclosure Schedule that were in effect as of December 31, 1999 or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

                  (g) take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

                  (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in Parent Financial Statements;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Parent Financial Statements or incurred after December 31, 1999, in the ordinary course of business and consistent with past practice;

                  (j) enter into any transaction, contract or commitment other than in the ordinary course of business; or

                  (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent and Merger Sub from performing or cause Parent and Merger Sub not to perform its covenants herein.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1 PROXY OR INFORMATION STATEMENT. As promptly as reasonably practicable after the execution of this Agreement, and after the furnishing by the Company and Parent of all information required to be contained therein (which each agrees to do as promptly as practicable after the date hereof), Parent, after obtaining the approval of Company, shall prepare and file with the SEC a proxy statement pursuant to Section 14(a) of the Exchange Act or information statement pursuant to Section 14(c) of the Exchange Act (the "PROXY OR INFORMATION STATEMENT") for the purpose of obtaining approval of the Merger by the shareholders of Parent. Parent, with all reasonable cooperation of the Company, shall use all reasonable efforts to cause file the definitive Proxy or Information Statement with the SEC as soon as reasonably practicable.

                  SECTION 5.2 COMPANY SHAREHOLDERS APPROVAL. The Company Shareholders by execution of this Agreement hereby approves the Merger in all respects as contemplated in this Agreement.

                  SECTION 5.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential.

                  SECTION 5.4 CONSENTS; APPROVALS. The Company and Parent shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Prospectus and the Registration Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

                  SECTION 5.5  AGREEMENTS WITH RESPECT TO AFFILIATES.
[Omitted.]

                  SECTION 5.6 INDEMNIFICATION AND INSURANCE. (a) The Bylaws and Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Bylaws and Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required after the Effective Time by law.

                  (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless each present and former director or officer of the Company (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "ACTIONS"), (x) arising out of or pertaining to the transactions contemplated by this Agreement, or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or Bylaws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of three years after the Effective Time; PROVIDED, HOWEVER, that, in the event that any claim or claims for indemnification are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. In the event of any such Action (whether arising before or after the Effective Time), the Indemnified Parties shall promptly notify the Surviving Corporation in writing, and the Surviving Corporation shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Parties. The Indemnified Parties shall have the right to employ separate counsel in any such Action and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless (a) the Surviving Corporation has agreed to pay such fees and expenses, (b) the Surviving Corporation shall have failed to assume the defense of such Action or (c) the named parties to any such Action (including any impleaded parties) include both the Surviving Corporation and the Indemnified Parties and such Indemnified Parties shall have been reasonably advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Parties which are in conflict with those available to the Surviving Corporation. In the event such Indemnified Parties employ separate counsel at the expense of the Surviving Corporation pursuant to clauses (b) or (c) of the previous sentence, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) the Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single Action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction; (iii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; and (iv) the Surviving Corporation will cooperate in the defense of any such Action. The Surviving Corporation shall not be liable for any settlement of any such Action effected without its written consent.

                  (c) The provisions of this Section 5.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  SECTION 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(b) or 6.3(b) unless the failure to give such notice results in material prejudice to the other party.

                  SECTION 5.8 FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (both before and after con summation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

                  SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used all reasonable efforts to consult with the other party.

                  SECTION 5.10 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

                  SECTION 5.11 NO SOLICITATION. Upon execution of this Agreement, Parent, the Company and the Company Shareholders do not have, or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent, the Company and the Company Shareholders shall not, and shall not permit any officer, director, employee, affiliate, investment banker or other agent or other representative of Parent or the Company to, directly or indirectly, other than in connection with the performance and consummation of the transactions contemplated in this Agreement, (1) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by Parent or the Company, such other Person or otherwise) or take any other action intended or designed to facilitate the efforts of any Person relating to the possible acquisition of the Company or Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, being referred to as an "ALTERNATIVE ACQUISITION"), (2) provide information with respect to Parent or the Company to any Person relating to a possible Alternative Acquisition by any Person, (3) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (4) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                  SECTION 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) DELIVERY OF AUDITED FINANCIAL STATEMENTS. Parent shall have received from Company and Company shall have received from Parent its audited balance sheets as of December 31, 1999 and 1998 and statements of income, stockholders' equity and cash flows and any applicable supplemental information prepared in accordance with generally accepted accounting principles in accordance with the rules and regulations of the SEC (the "AUDITED FINANCIAL STATEMENTS"). Furthermore, there shall be no material adverse change in the financial condition and results of operations as presented in the Audited Financial Statements compared to the financial condition and results of operations as presented in the Parent Financial Statements or the Company Financial Statements, as the case may be.

                  (b) APPROVAL OF SHAREHOLDERS OF PARENT. The shareholders of Parent shall have approved the Merger.

                  (c) GOVERNMENTAL ACTIONS. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its Subsidiaries of all or a material portion of the business or assets of Parent or Merger Sub, or (iii) compelling or seeking to compel Parent or Merger Sub to dispose of or hold separate all or any material portion of the business or assets of Parent or the Surviving Corporation, as a result of the Merger or the transactions contemplated by this Agreement.

                  (d) ILLEGALITY. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Company Shareholders contained in this Agreement and in the Company Disclosure Schedule shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of the Company;

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent and Merger Sub shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of the Company;

                  (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect on the Parent.

                  SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement and the Parent Disclosure Schedule shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, and the

         Company shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Parent;

                  (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Parent; and

                  (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement, the consummation by them of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Parent shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not be reasonably be expected to have a Material Adverse Effect on Parent.

                  (d) STOCK OPTION AMENDMENTS. Parent shall obtain and deliver to the Company amendments or statements of clarification to each agreement governing the Stock Options in accordance with Section
         1.17 of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company or Parent:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by July 31, 2000 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.7 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

                  (d) by Parent or the Company if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, would not be satisfied (a "TERMINATING MISREPRESENTATION"); PROVIDED, HOWEVER, that, if such Terminating

         Misrepresentation is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(d); or

                  (e) by Parent if any representation or warranty of the Company shall have become untrue such that the condition set forth in
         Section 6.2(a) would not be satisfied (a "COMPANY TERMINATING CHANGE"), or by the Company if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied (a "PARENT TERMINATING CHANGE" and together with a Company Terminating Change, a "TERMINATING CHANGE"), in either case other than by reason of a Terminating Breach (as hereinafter defined); PROVIDED, HOWEVER, that if any such Terminating Change is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(e); or

                  (f) by Parent or the Company upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 6.2(b) or 6.3(b), as the case may be, would not be satisfied (a "TERMINATING BREACH"); PROVIDED, HOWEVER, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f).

                  SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or of any of its Affiliates, directors, officers or stockholders except
(i) as set forth in Section 7.3 and Section 8.1, and (ii) except as provided in
Section 7.3, nothing herein shall relieve any party from liability for any breach hereof.

                  SECTION 7.3 FEES AND EXPENSES. (a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, including without limitation the costs and expenses attributable to the preparation of audited and unaudited financial statements of Parent on the one hand and the Company and those entities acquired by the Company pursuant to the Company Acquisition Agreements on the other hand. Parent shall bear all fees, costs and expenses of preparation and filing of the Proxy or Information Statement and any amendments thereto.

                  (b) Upon termination of this Agreement by either Parent or the Company, the respective parties hereto may seek any and all remedies available to it under applicable law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) Except as otherwise provided in this Section 8.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement and in the Disclosure Schedules shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the covenants and agreements set forth in Article I and Section
5.6 shall survive the Effective Time and those set forth in Section 7.3 shall survive such termination.

                  (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

                  SECTION 8.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below (or at such other address, facsimile or telephone number or other Person's attention for a party as shall be specified by like notice):

                  (a)      If to Parent or Merger Sub:
                           Precis Smart Card Systems, Inc.
                           2500 McGee Street, Suite 147
                           Norman, Oklahoma 73072
                           Facsimile No.:  (405) 292-4900
                           Telephone No.:  (405) 360-5354
                           Attention: Larry E. Howell, Chief Executive Officer

                  With a copy to:
                           Michael E. Dunn
                           Dunn, Swan & Cunningham
                           2800 Oklahoma Tower
                           210 Park Avenue
                           Oklahoma City, Oklahoma 73102-5604
                           Facsimile No.:  (405) 235-9605
                           Telephone No.:  (405) 235-8318

                  (b)      If to the Company:
                           Foresight, Inc.
                           2500 McGee Drive
                           Norman, Oklahoma 73072
                           Facsimile No.:  (405) 579-9100
                           Telephone No.:  (405) 579-9000
                           Attention: Paul A. Kruger, President

                  With a copy to:
                           Gary C. Rawlinson
                           Crowe & Dunlevy
                           The HiPoint Office Building
                           2500 South McGee, Suite 140
                           Norman, Oklahoma 73070-8012
                           Facsimile No.:  (405) 360-4002
                           Telephone No.:  (405) 321-7317

                  SECTION 8.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "Affiliates" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

                  (b) "Business Day" means any day other than a day on which banks in New York or Oklahoma City are required or authorized to be closed;

                  (c) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (e) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, limited liability company, or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 8.4 AMENDMENT. This Agreement may be amended by the Company Shareholders and the Company's Board of Directors and the Board of Directors of Parent and Merger Sub at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

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

                  SECTION 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Agreement, time shall be of the essence.

                  SECTION 8.6 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa,
(b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article or Schedule refers to a Section or Article of or a Schedule to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day and
(g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates.

                  SECTION 8.7 SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

                  (b) The Company and Parent agree that the fee provided in Section 7.3(a) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of such fee exceeds the maximum amount permitted by law, then the amount of such fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

                  SECTION 8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

                  SECTION 8.9 ASSIGNMENT; MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned Subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

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


                  SECTION 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Company Designees, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

                  SECTION 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 8.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma applicable to contracts executed and fully performed within the State of Oklahoma.

                  SECTION 8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 8.14 WAIVER OF JURY TRIAL. EACH OF THE COMPANY SHAREHOLDERS, PARENT, MERGER SUB, AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.15 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oklahoma, County of Cleveland or the United States District Court for the Western District of Oklahoma, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

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


                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Company Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

"Parent"                   PRECIS SMART CARD SYSTEMS, INC.

                           By   /s/ LARRY E. HOWELL
                             --------------------------------------------------
                                    Larry E. Howell, Chief Executive Officer

"Merger-Sub"               PRECIS-FORESIGHT ACQUISITION, INC.

                           By   /s/ LARRY E. HOWELL
                             --------------------------------------------------
                                    Larry E. Howell, Chief Executive Officer

"Company"                  FORESIGHT, INC.

                           By   /s/ PAUL A. KRUGER
                             --------------------------------------------------
                                    Paul A. Kruger, Chief Executive Officer

"Company Shareholders"          /s/ PAUL A. KRUGER
                           ----------------------------------------------------
                                    Paul A. Kruger

                                /s/MARK R. KIDD
                           ----------------------------------------------------
                                   Mark R. Kidd

(Schedules Will Be Furnished Upon Request)
Company Disclosure Schedule
Parent Disclosure Schedule


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